Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2015 Omnibus Incentive Compensation Plan of Westell Technologies, Inc. of
our reports dated May 22, 2015, with respect to the consolidated financial statements and schedule of Westell Technologies, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Westell Technologies, Inc. and Subsidiaries, included in its Annual
Report (Form 10-K) for the year ended March 31, 2015, filed with the Securities and Exchange
Commission.

Ernst & Young LLP

/s/ Ernst & Young LLP

Chicago, Illinois
September 16, 2015